UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 March 31, 2003



                             Eureka Financial Corp.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



        United States                  000-50234            75-3098403
---------------------------- ------------------------  ------------------------
(State or other jurisdiction (Commission File Number)     (IRS Employer
of incorporation)                                       Identification Number)



3455 Forbes Avenue at McKee Place, Pittsburgh, Pennsylvania          15213
---------------------------------------------------------------     --------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:           (412) 681-8400
                                                              --------------



                                 Not Applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                             EUREKA FINANCIAL CORP.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------



Item 2. Acquisition or Disposition of Assets
------- ------------------------------------

         On March 31, 2003, Eureka Bank, a federally chartered savings bank ("Bank") , completed its stock holding company reorganization, whereby the Bank became the wholly owned subsidiary of Eureka Financial Corp., a federally chartered stock holding company (the "Registrant"). The Registrant is majority owned by Eureka Bancorp, MHC, a federal mutual holding company.

         On April 1, 2003, the registrant filed a Form 8-K12G3 as successor Issuer to the Bank.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
------- ------------------------------------------------------------------

               (a) Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)(1) Financial Statements of Business Acquired
                            Independent Auditor's Report
                            Balance Sheets for the years ended September 30,
                                2002 and 2001
                            Statements  of Income  for the years ended
                                September 30, 2002 and 2001
                            Statements of Changes in Stockholders' Equity for
                                the years ended  September  30,  2002 and 2001
                            Statements  of  Cash  Flows  for the years ended
                                September 30, 2002 and 2001
                            Notes to Financial Statements for the Years ended
                                September 30, 2002 and 2001
                            Balance Sheets as of December 31, 2002 (unaudited)
                                and September 30, 2002
                            Statements of Income (unaudited) for the three
                                months ended December 31, 2002 and 2001
                            Statements of Cash Flows (unaudited) for the three
                                months ended December 31, 2002 and 2001
                            Notes to unaudited Financial Statements

               (b)  Pro Forma Financial Information

                    Prior to the consummation of the holding company reorganization, the Registrant did not have any material assets or liabilities. Accordingly, no financial statements of the Registrant are included and the pro forma consolidated financial statements of the Registrant would reflect no material differences from the financial statements of the Bank.

  FINACIAL STATEMENTS

  EUREKA BANK

  September 30, 2002 and 2001




  CONTENTS                                                                  PAGE


  Independent Auditors' Report................................................ 1

  Balance Sheets.............................................................. 2

  Statements of Income........................................................ 3

  Statements of Changes in Stockholders' Equity................................4

  Statements of Cash Flows.................................................... 5

  Notes to Financial Statements............................................... 7

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Eureka Bank
Pittsburgh, Pennsylvania


We have audited the accompanying balance sheets of Eureka Bank (the "Bank"), as of September 30, 2002 and 2001 and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eureka Bank as of September 30, 2002 and 2001 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/Edwards Sauer & Owens


Pittsburgh, Pennsylvania
November 22, 2002

BALANCE SHEETS

EUREKA BANK

                                                                    September 30,
                                                            ----------------------------
                                                                 2002            2001
                                                            ------------    ------------
ASSETS

   Cash and due from banks                                  $    720,601    $    492,118
   Interest-bearing deposits in other banks                    7,927,834       6,619,535
   Securities available for sale                               8,454,099       7,673,320
   Securities held to maturity
     (Market values of $5,541,372 and
      $5,667,826 respectively)                                 5,144,112       5,516,138
   Mortgage-backed securities, available for sale              2,583,390       3,742,466
   Federal Home Loan Bank stock, at cost                         382,900         313,300
   Loans receivable, net                                      52,142,231      47,736,727
   Premises and equipment, net                                 1,207,622       1,275,607
   Other assets                                                  703,166         682,096
                                                            ------------    ------------

Total Assets                                                $ 79,265,955    $ 74,051,307
                                                            ============    ============

LIABILITIES AND STOCKHOLERS' EQUITY

Liabilities
   Deposit accounts
      Non-interest bearing                                     1,466,297       1,421,531
      Interest bearing                                        55,942,741      51,221,253
                                                            ------------    ------------
           Total deposit accounts                             57,409,038      52,642,784
   Advances from borrowers for taxes
        and insurance                                            297,678         240,731
   FHLB advances                                               1,000,000       1,000,000
   Guarantee of employee stock ownership plan (ESOP) debt        161,802         258,205
   Other liabilities                                           1,256,555       1,299,020
                                                            ------------    ------------

Total liabilities                                             60,125,073      55,440,740

Stockholders' Equity
   Common Stock ($.10 par value,
       4,000,000 shares authorized, 1,377,810 shares
       issued, and 1,239,318 shares outstanding                  137,781         137,781
   Additional paid-in capital                                  6,037,703       5,930,919
   Retained earnings-substantially restricted                 12,891,928      12,435,203
   Unearned employee stock ownership plan (ESOP) shares         (161,802)       (258,205)
   Unearned compensation-restricted stock plan                  (107,294)       (146,568)
   Accumulated other comprehensive income                      1,652,676       1,821,547
                                                            ------------    ------------
                                                              20,450,992      19,920,677

   Less: Treasury stock, 138,492 shares at cost               (1,310,110)     (1,310,110)
                                                            ------------    ------------
Total stockholders' equity                                    19,140,882      18,610,567
                                                            ------------    ------------

Total Liabilities and Stockholders' Equity                  $ 79,265,955    $ 74,051,307
                                                            ============    ============

   The accompanying notes are an integral part of these financial statements.

STATEMENTS OF INCOME

EUREKA BANK


                                                Years Ended September 30,
                                             ------------------------------
                                                2002                2001
                                             ----------          ----------
Interest Income
   Loans                                     $3,865,264           3,442,367
   Investment securities                        734,840           1,020,497
   Mortgage-backed securities                   210,706             281,805
                                             ----------          ----------

   Total interest income                      4,810,810           4,744,669

Interest Expense
   Deposits                                   1,872,235           2,169,329
   FHLB advances                                 56,372              57,777
   Other                                         11,277              26,946
                                             ----------          ----------

   Total interest expense                     1,939,884           2,254,052
                                             ----------          ----------

Net Interest Income                           2,870,926           2,490,617
Provision for Loan Losses                        60,000              72,000
                                             ----------          ----------

Net Interest Income after
   Provision for Loan Losses                  2,810,926           2,418,617

Other Income
   Fees on Now Accounts                          52,837              41,695
   Other income                                  45,474              41,986
                                             ----------          ----------
   Total other income                            98,311              83,681

Other Expenses
   Salaries and benefits                        923,668             824,648
   Occupancy expense                            198,069             214,429
   Computer expense                              97,690              73,275
   Legal and accounting                         139,208             112,002
   ESOP Contribution                            155,113             102,034
   Other                                        322,996             234,048
                                             ----------          ----------
   Total other expenses                       1,836,744           1,560,436
                                             ----------          ----------
Income Before Income Taxes                    1,072,493             941,862
Provision for Income Taxes                      237,996             221,174
                                             ----------          ----------

Net Income                                   $  834,497          $  720,688
                                             ==========          ==========

Earnings per common share - BASIC            $      .68          $      .59
                                             ==========          ==========
Earnings per common share - DILUTED          $      .66          $      .58
                                             ==========          ==========

   The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

EUREKA BANK

Years Ended September 30, 2002 and 2001

                                                                                             Accumulated
                                                                                              Other
                                        Additional                  Unearned    Unearned      Compre-
                              Common     Paid-in      Retained       ESOP       Compensation  hensive       Treasury
                              Stock      Capital      Earnings      Shares         RSP        Income         Stock          Total
                             --------   ----------   -----------   ----------  ------------ ------------   -----------   ---------
BALANCE AT
September 30, 2000          $137,781   $5,916,166   $11,967,066   $ (354,670)    $(186,198)  $1,229,674    $ (885,095) $17,824,724

   Comprehensive Income

    Net income                                          720,688                                                            720,688

    Other comprehensive
    income:
      Changes in
        unrealized gains
        on securities,
        net of deferred
        income tax
        of $304,905                                                                             591,873                    591,873
                                                                                                                        ----------
    Total Comprehensive
      Income                                                                                                             1,312,561
                                                                                                                        ----------

    ESOP Shares allocated                   5,569                     96,465                                               102,034

    Amortization of
      restricted stock plan                 9,184                                   39,630                                  48,814

    Dividends on common stock                          (252,551)                                                          (252,551)

    Purchase of treasury
      stock                                                                                                  (425,015)    (425,015)
                            --------   ----------   -----------    ---------     ---------   ----------   -----------  -----------
BALANCE AT
September 30, 2001           137,781    5,930,919    12,435,203     (258,205)     (146,568)   1,821,547    (1,310,110)  18,610,567

Comprehensive Income

   Net Income                                           834,497                                                            834,497

   Other comprehensive
   income:
     Change in
     unrealized losses
     on securities,
     net of deferred
     income tax benefit
     of $86,994                                                                                (168,871)                  (168,871)
                                                                                                                        ----------
   Total Comprehensive
     Income                                                                                                                665,626
                                                                                                                        ----------
   ESOP Shares allocated                   58,710                     96,403                                               155,113

   Amortization of
     restricted stock plan                 48,074                                   39,274                                  87,348

   Dividends on common stock                           (377,772)                                                          (377,772)

   Purchase of Treasury
     Stock                                                                                                          -            -
                            --------   ----------   -----------    ---------     ---------   ----------   -----------  -----------
BALANCE AT
September 30, 2002          $137,781   $6,037,703   $12,891,928    $(161,802)    $(107,294)  $1,652,676   $(1,310,110) $19,140,882
                            ========   ==========   ===========    =========     =========   ==========   ===========  ===========

   The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CASH FLOWS

EUREKA BANK

                                                                          Years Ended September 30,
                                                                         --------------------------
                                                                             2002           2001
                                                                         -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                               $   834,497    $   720,688
Adjustments to reconcile net cash from operating activities:
       Unearned ESOP shares                                                  155,113        102,034
       Compensation expense related to RSP                                    87,348         48,814
       Depreciation                                                          104,846        101,052
       Provision for loan loss                                                60,000         72,000
       Net accretion/amortization of discounts and
         premiums on mortgage-backed securities,
         investment securities and loans                                     (40,372)       (23,834)
       Unamortized loan fees                                                  (4,091)       (10,903)
       Increase (decrease) in cash due to
       changes in assets and liabilities:
       Other assets                                                          (21,070)        45,274
       Other liabilities                                                      44,529        (61,432)
                                                                         -----------    -----------
   Net Cash from Operating Activities                                      1,220,800        993,693

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale and maturity of securities
       available for sale                                                    500,000        750,000
   Proceeds from maturities and redemptions of
       securities held to maturity                                         2,420,000      3,885,000
   Purchase of securities available for sale                              (1,480,000)    (2,517,613)
   Purchase of securities held to maturity                                (2,047,102)      (375,000)
Purchase of FHLB stock                                                       (69,600)       (20,800)
   Net loans made to customers                                            (4,873,201)    (6,127,036)
Net decrease (increase) in commercial leases                                 411,788       (571,464)
   Net paydowns in mortgage-backed securities                              1,141,931        898,990
   Premises and equipment expenditures                                       (36,861)       (39,968)
                                                                         -----------    -----------
   Net Cash Used by Investing Activities                                  (4,033,045)    (4,117,891)

CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in deposit accounts                                        4,766,255      7,777,801
   Net increase in advances from
       borrowers for taxes and insurance                                      56,947         23,124
Payment of dividends                                                        (377,772)      (252,551)
   Repayment of ESOP loan                                                    (96,403)       (96,465)
   Purchase of Treasury Stock                                                     --       (425,015)
                                                                         -----------    -----------
   Net Cash From Financing Activities                                      4,349,027      7,026,894
                                                                         -----------    -----------

Net Change in Cash and Cash Equivalents                                    1,536,782      3,902,696
Cash and Cash Equivalents at Beginning of Year                             7,111,653      3,208,957
                                                                         -----------    -----------
Cash and Cash Equivalents at End of Year                                 $ 8,648,435    $ 7,111,653
                                                                         ===========    ===========

   The accompanying notes are an integral part of these financial statements.

EUREKA BANK

                                                    Years Ended September 30,
                                                    ---------------------------
                                                        2002            2001
                                                    ----------       ----------
SUPPLEMENTAL DISCLOSURE

   Cash payments for:
       Interest                                     $1,893,409       $2,171,192

       Income taxes                                 $  169,405       $  284,600

NON-CASH TRANSACTIONS

    Recorded unrealized holding gains
       on securities available for sale
       September 30, 2002 and 2001                  $2,504,054       $2,759,920

    Deferred income tax on recorded
       unrealized gains on securities available
       for sale at September 30, 2002 and 2001      $  851,378       $  938,373


   The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

EUREKA BANK

Years Ended September 30, 2002 and 2001

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Nature of Operation: The Bank provides a variety of financial services to individuals and corporate customers through its main office located in Southwestern Pennsylvania. The Bank's primary deposit products are interest-bearing checking accounts, savings accounts and certificates of deposit. Its primary lending products are single-family residential loans, multi-family residential loans and commercial leases.

Conversion to Mutual Holding Company Form of Ownership: On January 6, 1999, the Bank converted to a Mutual Holding Company form of organization. In connection with the conversion, the Bank issued and sold 647,571 shares of common stock at a price of $10 per share for a total net proceeds of $6,081,919 after conversion expenses of $393,791. The remaining 730,239 shares of common stock were issued to Eureka Bancorp, the newly formed Mutual Holding company.

At the time of conversion, the Bank established a liquidation account in an amount equal to its retained income as reflected in the latest balance sheet used in the final conversion prospectus. The liquidation account is maintained for the benefit of eligible account holders who continue to maintain their deposit accounts in the Bank after conversion. In the event of a complete liquidation of the Bank (and only in such an event), eligible depositors who continue to maintain accounts shall be entitled to receive a distribution from the liquidation account before any liquidation may be made with respect to common stock.

The Bank may not declare or pay a cash dividend if the effect thereof would cause its net worth to be reduced below either the amounts required for the liquidation account discussed below or the regulatory capital requirements imposed by federal and state regulations.

Restricted Cash: Under terms of a sweep account agreement with another bank, the Bank is required to maintain a minimum balance as part of the demand deposit account, to offset fees charged. As of September 30, 2002 and 2001, cash and due from banks includes cash restricted for this purpose of $175,000.

Investment Securities: All investments in debt and equity securities are to be classified into three categories. Securities which management has positive intent and ability to hold until maturity are classified as held to maturity. Securities held to maturity are stated at cost, adjusted for amortization of premium and accretion of discount which are realized using the straight line method. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. All other securities are classified as available-for-sale securities. Unrealized holding gains and losses for trading securities are included in earnings. Unrealized holding gains and losses for available-for-sale securities are excluded from earnings and reported net of income taxes as a separate component of stockholders' equity until realized.

Interest and dividends on securities are reported as interest income. Gains and losses realized on sales of securities represent the differences between net proceeds and carrying values determined by the specific identification method.

Mortgage-Backed Securities: The carrying amount of mortgage-backed securities is market value with unrealized gains and losses excluded from earnings and reported net of income taxes as a separate component of stockholders' equity. Should any be sold, gains and losses will be recognized based on the specific identification method. Amortization of premiums and accretion of discounts are realized using the level yield method.

EUREKA BANK

Years Ended September 30, 2002 and 2001


NOTE A - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Loans and Allowance for Loan Losses: Loans are stated at their unpaid principal balance less any undisbursed portion of loans, unamortized loan fees and allowances for losses. Allowances for losses on loans are established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when the loan balance exceeds the estimated net realizable value or when, in the opinion of management, current economic conditions or other factors warrant such charges. Amortization of premiums on loans are realized using the straight line method.

Provisions are made for uncollected interest on loans which are delinquent in excess of ninety days.

Loan origination fees, as well as certain direct origination costs, are deferred and recognized over the contractual life of the loan as an adjustment of yield (interest income).

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is generally computed on both the straight-line and accelerated methods over the estimated useful lives of the assets. Costs for maintenance and repairs are expensed currently. Costs of major additions or improvements are capitalized.

Other Real Estate Owned (REO): Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the lower of the Bank's carrying amount or fair value less estimated selling cost at the date of foreclosure. Any write-downs based on the asset's fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. The portion of interest costs relating to development of real estate is capitalized. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.

Income Taxes: The Bank uses an asset and liability approach to financial accounting and reporting income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

EUREKA BANK

Years Ended September 30, 2002 and 2001


NOTE A - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Advertising Costs: Advertising costs are expensed as incurred. Advertising expense totaled $25,056 and $29,527 for the years ended September 30, 2002 and 2001, respectively.

Earnings Per Share: Basic EPS excludes dilution and is computed by dividing net income by weighted-average shares outstanding. Diluted EPS is computed by dividing net income by weighted-average shares outstanding plus potential common stock resulting from dilutive stock options and Restricted Stock Plan (RSP) shares that have not yet vested.

For purposes of computing weighted-average shares outstanding, unallocated shares under the Bank's employee stock ownership plan are not considered outstanding until they are committed to be released for allocation.

The following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for income from continuing operations for the years ended September 30, 2002 and 2001:


                                              September 30, 2002
                                   --------------------------------------
                                      Income        Shares      Per-Share
                                   (Numerator)   (Denominator)   Amount
                                   -----------   -------------  ---------
Basic EPS                          $  834,497    1,218,539      $    .68
Effect of dilutive securities               -       42,152          (.02)
                                   ----------    ---------      --------
Diluted EPS                        $  834,497    1,260,691      $    .66
                                   ==========    =========      ========

                                              September 30, 2001
                                   --------------------------------------
                                      Income        Shares      Per-Share
                                   (Numerator)   (Denominator)   Amount
                                   -----------   -------------  ---------
Basic EPS                          $  720,688    1,219,032      $    .59
Effect of dilutive securities               -       18,610          (.01)
                                   ----------    ---------      --------
Diluted EPS                        $  720,688    1,237,642      $    .58
                                   ==========    =========      ========

EUREKA BANK

Years Ended September 30, 2002 and 2001


NOTE A - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash Equivalents: For purposes of the Statements of Cash Flows, the Bank considers all cash and amounts due from banks, interest bearing deposits in other Banks, federal funds sold, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


NOTE B - INVESTMENT SECURITIES

Securities available for sale consist of the following:

                                              September 30, 2002
                            -------------------------------------------------------
                                               Gross         Gross
                              Amortized      Unrealized    Unrealized      Market
                                Cost           Gains         Losses        Value
                            -----------   -----------    -----------    -----------
FHLMC preferred stock       $ 6,049,137   $   152,862    $  (103,750)   $ 6,098,249
FHLMC voting common stock        41,266     2,314,584             --      2,355,850
                            -----------   -----------    -----------    -----------

                            $ 6,090,403   $ 2,467,446    $  (103,750)   $ 8,454,099
                            ===========   ===========    ===========    ===========

                                              September 30, 2001
                            -------------------------------------------------------
                                               Gross         Gross
                              Amortized      Unrealized    Unrealized      Market
                                Cost           Gains         Losses        Value
                            -----------   -----------    -----------    -----------
FHLMC preferred stock       $ 5,033,356   $    21,544    $  (120,940)   $ 4,933,960
FHLMC voting common stock        41,266     2,698,094             --      2,739,360
                            -----------   -----------    -----------    -----------

                            $ 5,074,622   $ 2,719,638    $  (120,940)   $ 7,673,320
                            ===========   ===========    ===========    ===========

EUREKA BANK

Years Ended September 30, 2002 and 2001


NOTE B - INVESTMENT SECURITIES (CONTINUED)

Securities held to maturity consist of the following:

                                                September 30, 2002
                              -------------------------------------------------------
                                                 Gross         Gross
                                Amortized      Unrealized    Unrealized      Market
                                  Cost           Gains         Losses        Value
                              -----------   -----------    -----------    -----------
Obligations of states and
  political subdivisions       $2,894,112   $  206,525     $       --     $3,100,637
Government agency debentures    2,250,000      190,735             --      2,440,735
                               ----------   ----------     ----------     ----------

                               $5,144,112   $  397,260     $       --     $5,541,372
                               ==========   ==========     ==========     ==========

                                                September 30, 2001
                              -------------------------------------------------------
                                                 Gross         Gross
                                Amortized      Unrealized    Unrealized      Market
                                  Cost           Gains         Losses        Value
                              -----------   -----------    -----------    -----------
Obligations of states and
  political subdivisions       $3,416,138   $  100,457     $       --     $3,516,595
Government agency debentures    2,100,000       51,231             --      2,151,231
                               ----------   ----------     ----------     ----------

                               $5,516,138   $  151,688     $       --     $5,667,826
                               ==========   ==========     ==========     ==========

At September 30, 2002, all government agency debentures were pledged as security for public monies held by the Bank.

The amortized cost and estimated market value of securities held to maturity at September 30, 2002, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
                                                   Amortized       Market
                                                     Cost          Value
                                                     ----          -----

   Due in one year or less                        $       --    $       --
   Due after one year through five years              50,313        53,187
   Due after five years through ten years          1,178,373     1,322,490
   Due after ten years                             3,915,426     4,165,695
                                                  ----------    ----------
                                                  $5,144,112    $5,541,372
                                                  ==========    ==========

Proceeds from the sales and maturities of available-for-sale and the maturities and calls of held-to-maturity securities during the years ended September 30, 2002 and 2001 were $2,920,000 and $4,635,000, with realized gains of $0 for the years ended September 30, 2002 and 2001.

EUREKA BANK

Years Ended September 30, 2002 and 2001


NOTE C - MORTGAGE-BACKED SECURITIES

The  amortized  cost  and  market  values  of  mortgage-backed   securities  are
summarized as follows:

                          September 30, 2002 - Available for Sale
                     -------------------------------------------------
                                    Gross        Gross
                      Amortized   Unrealized   Unrealized     Market
                        Cost        Gains        Losses        Value
                     ----------   ----------   ----------   ----------

GNMA certificates    $    4,320   $    1,086   $       --   $    5,406
FHLMC certificates      407,960       32,023           --      439,983
FNMA certificates     2,030,752      107,249           --    2,138,001
                     ----------   ----------   ----------   ----------

                     $2,443,032   $  140,358   $       --   $2,583,390
                     ==========   ==========   ==========   ==========



                          September 30, 2001 - Available for Sale
                     -------------------------------------------------
                                    Gross        Gross
                      Amortized   Unrealized   Unrealized     Market
                        Cost        Gains        Losses        Value
                     ----------   ----------   ----------   ----------

GNMA certificates    $   10,895   $      527   $       --   $   11,422
FHLMC certificates      592,749       41,140           --      633,890
FNMA certificates     2,977,600      119,555           --    3,097,154
                     ----------   ----------   ----------   ----------

                     $3,581,244   $  161,222   $       --   $3,742,466
                     ==========   ==========   ==========   ==========


At September 30, 2002, all mortgage-backed securities were pledged as security for public monies held by the Bank.

The amortized cost and estimated market values of mortgage-backed securities at September 30, 2002, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to repay obligations without penalty. Amounts have been rounded to the nearest dollar.

                                             Amortized         Market
                                               Cost            Value
                                            ----------      ----------
Due in one year or less                     $       --      $       --
Due after one year through five years          316,102         334,376
Due after five years through ten years       1,288,695       1,362,775
Due after ten years                            838,235         886,239
                                            ----------      ----------
                                            $2,443,032      $2,583,390
                                            ==========      ==========

EUREKA BANK

Years Ended September 30, 2002 and 2001


NOTE D - LOANS

Major classifications of loans are as follows:

                                                 September 30,
                                            -------------------------
                                                2002          2001
                                            -----------   -----------

1-4 family real estate                      $24,612,281   $22,346,727
Multi-family real estate                     10,997,785    10,130,065
Commercial real estate                        4,527,401     4,708,765
Home equity loans and second mortgages        1,367,033     1,489,407
Share loans                                     417,405       333,541
Unsecured improvement loans                     158,089        65,494
Commercial leases                             8,285,184     8,696,972
Commercial lines of credit                    4,445,750     3,002,250
                                            -----------   -----------
                                             54,810,928    50,773,221
 Less:
      Undisbursed portion of loans            2,104,435     2,540,434
      Unamortized loan fees                      78,893        74,803
      Allowance for loan losses                 485,369       421,257
                                            -----------   -----------

                                            $52,142,231   $47,736,727
                                            ===========   ===========

Changes in the allowance for loan losses were as follows:

                                             Years Ended September 30,
                                           ------------------------------
                                              2002                 2001
                                           ---------            ---------
Balance, beginning of year                 $ 421,257            $ 374,363
Provision charged to operations               60,000               72,000
Net recoveries / (charge-offs)                 4,112              (25,106)
                                           ---------            ---------

Balance, end of year                       $ 485,369            $ 421,257
                                           =========            =========


The Bank primarily grants loans to customers throughout Southwestern Pennsylvania. The Bank maintains a diversified loan portfolio and the ability of its debtors to honor their obligations is not substantially dependent on any particular economic business sector. Loans on non-accrual status at September 30, 2002 and 2001 approximated $293,000 and $109,000, respectively.

There were no loans determined to be impaired as of September 30, 2002 and 2001 in accordance with SFAS Nos. 114 and 118.

EUREKA BANK

Years Ended September 30, 2002 and 2001


NOTE E - PREMISES AND EQUIPMENT

Premises and equipment, which are stated at cost, are as follows:

                                                       September 30,
                                               -------------------------------
                                                  2002                 2001
                                               ----------           ----------

Land, building and improvements                $1,614,048           $1,614,048

Furniture and fixtures                            365,242              328,381
                                               ----------           ----------
                                                1,979,290            1,942,429
     Less:  Accumulated depreciation              771,668              666,822
                                               ----------           ----------
                                               $1,207,622           $1,275,607
                                               ==========           ==========

Depreciation expense was $104,846 and $101,052 for the years ended September 30, 2002 and 2001, respectively. During the year ended September 30, 2001 the bank wrote-off approximately $326,000 of fully depreciated items that were no longer deemed to be in-service.


NOTE F - FHLB STOCK AND ADVANCES

The Bank is  required  to purchase  common  stock of the Federal  Home Loan Bank
(FHLB) based on a percentage of net residential mortgage loans outstanding and advances made to the Bank by FHLB, as of December 31, of each year. The amount of common stock owned was $382,900 and $313,300 at September 30, 2002 and 2001, respectively.

The Bank had $1,000,000 in advances from FHLB at September 30, 2002 and 2001, respectively. The Bank pledged approximately 125% of the amount of the advances out of their general asset pool as collateral for the advances.

As these advances become due, the amounts are automatically transferred from the Bank's demand deposit account placed with FHLB. The scheduled due date and the interest rate charged on the advance at September 30, 2002 is as follows:

           Due Date                Interest Rate                Amount
           --------                -------------                ------

       November 17, 2010               5.56%                 $ 1,000,000
                                                             ===========

EUREKA BANK

Years Ended September 30, 2002 and 2001

NOTE G - DEPOSIT ACCOUNTS


Interest-bearing deposit accounts consisted of the following at September 30, 2002 and 2001:

                              Weighted                              September 30,
                           Average Rate at      -----------------------------------------------------
                          September 30, 2002               2002                        2001
                          ------------------    -------------------------    ------------------------
Regular Passbook Savings
   and Christmas Club           2.29%           $17,635,182         31.5%    $16,995,520       33.2%

NOW  accounts                   1.54%             4,760,801          8.5%      3,127,445        6.1%
Certificate Accounts:
    6 month                     2.45%            10,409,551         18.6%      8,888,692       17.4%
    1 year                      3.19%            10,484,546         18.7%     10,059,331       19.6%
    2 years                     4.33%             1,412,905          2.6%      1,349,575        2.7%
    3 years                     5.58%             3,863,180          6.9%      3,706,585        7.2%
    4 years                     5.59%               972,390          1.7%        895,424        1.7%
    6 years                     5.93%             1,550,838          2.8%      1,584,984        3.1%
    8 years                     6.49%             2,593,222          4.6%      2,705,667        5.3%
                                                 ----------        -----     -----------       ----
                                                 31,286,632         55.9%     29,190,258       57.0%
Individual retirement
  accounts                      5.00%             2,260,126          4.1%      1,908,030        3.7%
                                                -----------          ---     -----------        ----
Total Interest-Bearing Deposits                 $55,942,741          100%    $51,221,253        100%
                                                ===========          ===     ===========        ===

Certificate Accounts and Individual Retirement Accounts maturing in years ending September 30, as of September 30, 2002 are summarized as follows:

                  2003                    $25,500,694
                  2004                      3,872,714
                  2005                      1,696,284
                  2006                        975,410
                  2007                        843,196
                  2008 and thereafter         658,460
                                          -----------
                                          $33,546,758
                                          ===========

The Bank held related party deposits of approximately $110,000 and $135,000 September 30, 2002 and 2001 respectively.

At September 30, 2002 and 2001, deposit accounts exceeding $100,000 amounted to $14,518,677 and $11,458,426, respectively. Deposits in excess of $100,000 are not insured by the Savings Association Insurance Fund, (reference note B and C regarding public monies). The Bank had no brokered deposits for either period presented.

Interest expense on deposits consists of:

                                                    Years Ended September 30,
                                                   ----------------------------
                                                      2002              2001
                                                   ----------        ----------

Regular passbook savings and Christmas Club        $  403,251        $  450,759
NOW accounts                                           76,500            65,711
Certificate accounts                                1,281,142         1,542,466
Individual Retirement accounts                        111,342           110,393
                                                   ----------        ----------
                                                   $1,872,235        $2,169,329
                                                   ==========        ==========

EUREKA BANK

Years Ended September 30, 2002 and 2001



NOTE H - PENSION PLAN

The Bank is a participant in the Financial Institutions Retirement Fund (FIRF). FIRF is a multi-employer defined benefit retirement program, which has as its participating employers thrift institutions such as the Bank. The plan covers substantially all employees. FIRF utilizes a common trust fund wherein separate valuations are not made for each participating employer, nor are assets, liabilities or costs segregated by employer. As a result, disclosure of the accumulated benefit obligations, plan assets and the components of annual pension expense attributable to the Bank, required by Statement of Financial Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits (SFAS 132)" are not reported.

For the year ended September 30, 2001, their were no pension contributions charged to operating expenses, as the Bank was advised that there was no accumulated underfunded pension liability. The Bank has since been informed that as of June 30, 2003, (the plan year end for the retirement plan), the Bank's portion of an accumulated underfunded pension liability is projected to be approximately $60,000. In anticipation of a projected underfunded liability, for the year ended September 30, 2002, the Bank has charged a pension contribution of $12,500 to operating expenses, representing the first quarter charge of the projected underfunded liability.


NOTE I - RETIREMENT SAVINGS PLAN

The Bank has established the Eureka Bank (formerly Eureka Federal) Retirement Savings Plan which covers substantially all of its employees. The plan is a qualified 401 (k) Salary Reduction Plan that permits participants to contribute up to ten percent (10%) of their salary to the plan. Additionally, the Bank provided matching contributions of 125% of the first 6% contributed through the period ended December 31, 1998 at which time contributions were suspended indefinitely. During the years ended September 30, 2002 and 2001, there were no contributions by the Bank to the plan. These funds were invested at the Bank until December 31, 1998, at which time they were used to purchase stock in the Bank. All earnings on the stock are invested at the Bank.


NOTE J - EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

An Employee Stock Ownership Plan (ESOP) exists for all employees who have completed one year of service and have attained the age of 21. The ESOP borrowed $518,060 from a third party lender with the Bank guaranteeing repayment and used the funds to purchase 51,806 shares of common stock of the Bank issued in the offering. The loan will be repaid principally from the Bank's contributions to the ESOP over a period of 10 years. On September 30, 2002, the loan had an outstanding balance of $161,802 and an interest rate of 4.75%. The loan obligation of the ESOP is considered unearned compensation and, as such, recorded as a reduction of the Bank's stockholders' equity. Both the loan obligation and the unearned compensation are reduced by the amount of the loan repayments made by the ESOP. Shares purchased with the loan proceeds are held in a suspense account for allocation among participants as the loan is repaid. Contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation in the year of allocation. Benefits become fully vested at the end of 5 years of service under the terms of the ESOP Plan. Benefits may be payable upon retirement, death, disability, or separation from service. Since the Bank's annual contributions are discretionary, benefits payable under the ESOP cannot be estimated.

EUREKA BANK

Years Ended September 30, 2002 and 2001



NOTE J - EMPLOYEE STOCK OWNERSHIP PLAN (ESOP) (CONTINUED)

Minimum annual principal payments due on the ESOP loan are as follows:

               Year Ended September 30,              Amount
               ------------------------              ------

                            2003                   $ 51,806
                            2004                     51,806
                            2005                     51,806
                            2006                      6,384
                                                   --------
                           Total                   $161,802
                                                   ========


At September 30, 2002 and 2001, 28,045 and 18,482 ESOP shares, respectively, were allocated to the participating employees. The Bank is recognizing as compensation expense the fair market value of the Bank's common stock scheduled to be allocated to participating employees. Compensation expense recognized by the Bank during the years ended September 30, 2002 and 2001 was $155,113 and $102,034, respectively.


NOTE K - STOCK OPTION PLAN

In July 1999, the Bank approved a stock option plan (the "Option Plan") whereby 64,757 authorized shares are reserved for issuance by the Bank upon exercise of stock options granted to officers, directors, and employees of the Bank from time to time. Options constitute both incentive stock options and nonqualified stock options. Options awarded are exercisable at a rate of 20% annually with the first 20% excercisable on the one-year anniversary of the date of grant. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance. The Option Plan has a term of ten years, unless sooner terminated. The exercise price for the purchase of shares subject to an incentive stock option may not be less than 100 percent of the fair market value of the common stock on the date of grant of such option. The exercise price per share for nonqualified stock options shall be the price as determined by an option committee, but not less than the fair market value of the common stock on the date of the grant.

Stock option activity is a follows:

                                                      Year ended September 30,
                                                     ---------------------------
                                                          2002         2001
                                                     -------------  ------------

Options outstanding at beginning
    of year                                                 64,757        64,757
Options granted                                                  -             -
Options exercised                                                -             -
Options canceled                                                 -             -
                                                     -------------   -----------

Options outstanding at end of year                          64,757        64,757
                                                     =============   ===========

Options exercisable at end of year                          32,372        21,362
                                                     =============   ===========

EUREKA BANK

Years Ended September 30, 2002 and 2001



NOTE K - STOCK OPTION PLAN (CONTINUED)


Weighted-average option prices per share:
Options outstanding at beginning
       of year                                  $  8.50        $  8.50
Options granted during
       the year                                       -              -
Options exercised during
       the year                                       -              -
Options canceled during
       the year                                       -              -
Options  outstanding at
       end of year                              $  8.50        $  8.50

The options outstanding at September 30, 2002 had a weighted-average contractual maturity of 6.80 years and an exercise price of $8.50.

The per share weighted-average fair value of stock options granted with an exercise price equal to market for the year ended September 30, 2002 was $6.18, using the Black Scholes option pricing model with the following weighted-average assumptions for 2002: expected life of 3.75 years, expected annual dividend rate of 7.85%, risk-free interest rate of 3.86%, and an expected volatility of 24%.

The Bank applies Accounting Principles Board Opinion No. 25 in accounting for stock options. Had the Bank determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Bank's net income would have been reduced to the pro forma amounts indicated below:

                                        Year ended September 30,
                                      --------------------------------
                                          2002                2001
                                      ------------       -------------

Net income:
       As reported                    $    834,497       $     720,688
       Pro Forma                      $    702,458       $     671,341
   Net income per share:
       As reported:
          Basic                       $       0.68       $        0.59
          Diluted                     $       0.66       $        0.58
       Pro Forma:
          Basic                       $       0.58       $        0.55
          Diluted                     $       0.56       $        0.54

EUREKA BANK

Years Ended September 30, 2002 and 2001



NOTE L- RESTRICTED STOCK PLAN

In July 1999, the Bank established a Restricted Stock Plan ("RSP"). Under the terms of the RSP, a total of 25,900 shares of the Bank's common stock is available for the granting of awards to officers, directors and employees during a period of five years, unless sooner terminated. Stock awarded is earned at a rate of 20% annually with the first 20% earned on the one-year anniversary of the date of grant. The market value of the common stock at the date of award is included as a reduction of stockholders' equity in the balance sheet and is recorded as compensation expense using the straight-line method over the vesting period of the awards. The awards vest pro rata over five years at each anniversary of the award. On July 19, 1999, 25,900 shares of the Bank's common stock were awarded under the RSP. The fair market value of the Bank's stock on July 19, 1999, was $8.50 per share. Aggregate compensation expense with respect to the foregoing awards was approximately $87,000 and $48,000 for the years ended September 30, 2002 and 2001, respectively.

Summary information regarding outstanding RSP awards at September 30, 2002 is presented below:

   Period in which                   Market Value      Shares Subject    Vesting
   Awards granted                    at award date       to award        period
   --------------                    -------------     --------------    ------

   Year ended September 30, 1999     $      8.50           25,900        5 Years


NOTE M - DEFERRED COMPENSATION ARRANGEMENTS

The Bank has in place a non-qualified deferred compensation arrangement with participating members of management under which future defined benefits are funded principally by individual life insurance policies. An actuarially determined charge, which is included in other operating expense, is made each year based on the future benefits to be paid under the plan. The amounts accrued during the years ended September 30, 2002 and 2001, were approximately $14,000 and $13,000, respectively.


NOTE N - COMMITMENTS

In the normal course of business, there are various outstanding commitments and contingent liabilities, such as commitments to extend credit. These commitments involve, to varying degrees, elements of credit risk in excess of amounts recognized in the balance sheets.

Loan commitments are made to accommodate the financial needs of the Bank's customers. These arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the Bank's normal credit policies and loan underwriting standards. Collateral is obtained based on management's credit assessment of the customer. Management currently expects no loss from these activities.

The Bank's maximum exposure to credit loss for loan and lease commitments (unfunded loans and leases) at September 30, 2002 and 2001, was approximately $4,307,000 and $6,520,000 respectively with fixed rates of interest ranging from 6% to 8 1/2% and 6 7/8% to 8 1/4%, respectively. There were no commitments to purchase investment securities at September 30, 2002 and 2001.

EUREKA BANK

Years Ended September 30, 2002 and 2001

NOTE O - INCOME TAXES

The provision for income taxes consist of:

                                                   Years Ended September 30,
                                                   -------------------------
                                                       2002         2001
                                                    ---------    ---------

Federal currently payable                           $ 238,417    $ 184,288
State currently payable                                27,000       51,000
Deferred tax benefit                                  (27,421)     (14,114)
                                                    ---------    ---------

  Total                                             $ 237,996    $ 221,174
                                                    =========    =========

State  tax   liabilities   reflect  tax  credits   recovered  by  the  bank  for
participating in the Educational Improvement Tax Credit Program.

                                                            Years Ended September 30,
                                               ----------------------------------------------------
                                                        2002                         2001
                                               ----------------------        ----------------------
Reconciliation of federal effective rate                       % of                          % of
                                                              Pretax                        Pretax
                                                 Amount       Income           Amount       Income
                                               --------     ---------        --------     ---------
Provision at statutory rate                    $355,467       34.00 %        $302,893       34.00 %
Effect of tax free income                       (73,827)      (7.06)%         (74,314)      (8.34)%
Dividends received deduction                    (74,858)      (7.16)%         (64,654)      (7.26)%
Other                                             4,214         .40 %           6,249         .70 %
                                               --------     ---------        --------     ---------
  Actual tax expense and effective rate        $210,996       20.18 %        $170,174       19.10 %
                                               ========     =========        ========     =========

The deferred tax assets and deferred tax liabilities recorded on the balance sheet are as follows:

                                   September 30, 2002       September 30, 2001
                                 -----------------------   ---------------------
                                 Assets      Liabilities   Assets    Liabilities
                                 ------      -----------   ------    -----------

Provision for loan losses      $115,903      $           $ 95,504      $      -
Depreciation                      9,846                    12,896             -
Deferred loan fees               55,988                    47,713             -
Other                            38,727                    29,139             -
Deferred loan costs                            20,916           -        13,261
SFAS 115                                      851,378           -       938,373
                               --------      --------    --------      --------
                               $220,464      $872,294    $185,252      $951,634
                               ========      ========    ========      ========


The Bank is permitted a special bad debt deduction for federal income tax purposes which is limited generally in the current year to an amount calculated under the experience method as defined in Section 585 of the Internal Revenue Code. With the passage of the Small Business Jobs Protection Act of 1996, thrift institutions are no longer permitted to use the percentage of taxable income method of computing additions to their bad debt reserves as provided for in Code
Section 593. In addition, the excess of the thrift's bad debt reserves over those permitted, as defined under the provisions of the new act, are required to be recaptured into income for federal income tax purposes beginning in calendar years after 1995 over a six year period. Excess reserves are those reserves in excess of the base year reserves generally defined as the balance of reserves as of December 31, 1987. In accordance with SFAS 109, "Accounting for Income Taxes", a deferred liability has not been established for the tax bad debt base year reserves of the bank, as described in the preceding paragraph. The Bank determined that it had no excess reserves for which recapture income was required to be reported in its federal income tax return for calendar year 1996 and future years.
                                      -20-

EUREKA BANK

Years Ended September 30, 2002 and 2001

NOTE P - DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Cash and cash equivalents: The carrying amount is a reasonable estimate of fair value.

Investment securities: The fair value of securities is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.

Federal Home Loan Bank Stock: The carrying value of the FHLB stock is a reasonable estimate of fair value due to restrictions on the securities.

Loans receivable: For certain homogeneous categories of loans, fair value is estimated using the quoted market prices for securities backed by similar loans adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers for the same remaining maturities.

Deposit liabilities: The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair market of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

Advances From Borrowers for Taxes and Insurance: The fair value of advances from borrowers for taxes and insurance is the amount payable on demand at the reporting date.

Federal Home Loan Bank Advances and ESOP Loan: The fair value of FHLB advances was determined using the FHLB pricing table as of 9/30/02, while the ESOP loan was valued using a discounted cash flow analysis based on current rates for advances with similar maturities.

The estimated fair value of the Bank's financial instruments are as follows:

                                                        September 30, 2002
                                                     --------------------------
                                                       Carrying        Fair
                                                        Amount         Value
                                                        ------         -----
Financial assets:
   Cash and cash equivalents                         $ 8,648,436    $ 8,648,436

   Investments and mortgage backed securities        $16,181,601    $16,578,861

   Federal Home Loan Bank stock                      $   382,900    $   382,900

   Loans receivable, net                             $52,142,231    $54,983,000

Financial liabilities:
   Deposits                                          $57,409,038    $58,078,000

   Advances from borrowers
      for taxes and insurance                        $   297,678    $   297,678

   FHLB advances and ESOP loan                       $ 1,161,802    $ 1,320,000


The market values of investments, which are based upon quoted market prices are contained in Note B.

EUREKA BANK

Years Ended September 30, 2002 and 2001



NOTE Q - CONCENTRATION OF CREDIT

The Bank primarily grants loans to customers in Southwestern Pennsylvania, and maintains a diversified loan portfolio and the ability of its debtors to honor their contracts is not substantially dependent on any particular economic business sector. A substantial portion of the Bank's investments in municipal securities are obligations of state or political subdivisions located within Pennsylvania. As a whole, the Bank's loan and investment portfolios could be affected by the general economic conditions of Pennsylvania. In addition, as of September 30, 2002 and 2001, a significant portion of the Bank's "due from banks" was maintained with large financial institutions located in Southwestern Pennsylvania. The Bank maintains cash balances with financial institutions that exceed the $100,000 amount that is insured by the FDIC. Amounts in excess of insured limits, per the institution's records, were approximately $8,327,000 and $6,337,000 at September 30, 2002 and 2001, respectively. Of those amounts, approximately $1,287,000 and $1,404,000 were on deposit at the FHLB at September 30, 2002 and 2001, respectively.

NOTE R - CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet maximum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings and other factors.

As of July 2, 2001, the most recent notification from the Office of Thrift Supervision (OTS) categorized the Bank as " well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Bank must maintain minimum total risk based, core and tangible ratios as set forth in the accompanying table. There are no conditions or events since the notification that management believed has changed the institution's category. The following shows the Bank's compliance with regulatory capital standards:

EUREKA BANK

Years Ended September 30, 2002 and 2001


NOTE R - CAPITAL REQUIREMENTS (CONTINUED)

                                                   September 30, 2002
                                            -----------------------------------
                                                                  Percent of
                                                                   Adjusted
                                                 Amount           Total Assets
                                                 ------           ------------
                                         (thousands of dollars)
GAAP capital                                $        19,141          24.89%
                                            ===============        =========

Tangible capital                                     17,581           22.86%
Tangible capital requirement                          2,301            3.00%
                                            ---------------        ---------

Excess                                      $        15,280           19.86%
                                            ===============        =========

Core capital                                $        17,581           22.86%
Core capital requirement                              2,301            3.00%
                                            ---------------        ---------

Excess                                      $        15,280           19.86%
                                            ===============        =========

Risk-based capital                          $        19,130           40.56%
Minimum risk-based
  capital requirement                                 3,773            8.00%
                                            ---------------        ---------

Excess                                      $        15,357           32.56%
                                            ===============        =========

Risk-based capital at September 30, 2002 includes supplementary capital of $485,000, representing the general valuation portion of the allowance for loan losses. The 40.56% above represents risk-based capital as a percentage of total risk-weighted assets and not adjusted total assets.


NOTE S - RECENT ACCOUNTING PRONOUNCEMENTS

In April 2002, the FASB issued FASB 145, a recission of FASB statements 4, 44 and 64 and an amendment of FASB 13. This statement requires that all debt extinquishments be evaluated for proper presentation using the criteria establish in APB 30. In FASB 4 (amended by FASB 64), all debt extinquishments were tested as extraordinary items on the income statement. In addition, requirements under FASB 13 are expanded to include all lease modifications that have a similar economic impact as sales-lease back transactions. This statement is effective for all statements issued on or after May 15, 2002. This statement has no current impact on the Bank.

In June 2002, the FASB issued FASB 146, which clarifies conflicting guidance in EITF (Emerging Issues Task Force) 94-3 and FASB Concepts Statement No. 6, Elements of Financial Statements. FASB 146 requires that costs associated with exit or disposal activities be recognized only when the liability associated with those costs is incurred, in keeping with FASB Concepts Statement No. 6. EITF 94-3 stated that costs associated with exit or disposal activities could be recognized at a plan or commitment date. This statement is effective for exit or disposal activities that are initiated after December 31, 2002. This statement has no current impact on the Bank.

EUREKA BANK

Years Ended September 30, 2002 and 2001



NOTE S - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)


In October 2002, the FASB issued FASB 147, which amends FASB's 72 and 144 and FASB Interpretation No. 9. FASB 147 states that the unidentifiable asset that is required to be reorganized under FASB 72 is goodwill and should be accounted for using the guidance provided in FASB 142. In addition, this statement expands FASB 144 to include in its scope long-term customer relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit cardholder intangible assets. All portions of this statement are effective for transactions initiated after October 1, 2002. The Bank has not yet determined the impact of FASB 147.

BALANCE SHEET
EUREKA BANK

                                                                                          December 31,     September 30,
                                                                                             2002              2002
                                                                                          -----------       -----------
ASSETS                                                                                     (Unaudited)
  Cash and due from banks                                                                    $550,073          $720,601
  Interest-bearing deposits in banks                                                        6,450,476         7,927,834
  Securities available-for-sale                                                             8,666,603         8,454,099
  Securities held-to-maturity
    (Market values of $6,130,597 and
    $5,541,372 respectively)                                                                5,894,272         5,144,112
  Mortgage-backed securities, available-for-sale                                            2,244,600         2,583,390
  Federal Home Loan Bank stock, at cost                                                       238,200           382,900
  Loans receivable, net                                                                    52,001,666        52,142,231
  Premises and equipment, net                                                               1,180,715         1,207,622
  Other assets                                                                                712,812           703,166
                                                                                          -----------       -----------

  Total Assets                                                                            $77,939,417       $79,265,955
                                                                                          ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

  Liabilities
    Deposit accounts
        Non-interest bearing                                                               $1,294,586        $1,466,297
        Interest bearing                                                                   54,221,511        55,942,741
                                                                                          -----------       -----------
          Total deposit accounts                                                           55,516,097        57,409,038

    Advances from borrowers for taxes & insurance                                             500,090           297,678
    Other liabilities                                                                       1,449,026         1,256,555
    FHLB advances                                                                           1,000,000         1,000,000
    Guarantee of employee stock ownership plan (ESOP) debt                                    145,276           161,802
                                                                                          -----------       -----------
        Total liabilities                                                                  58,610,489        60,125,073

  Stockholders' Equity
    Common Stock ($0.10 par value)
       4,000,000 shares authorized, 1,377,810 shares
       issued, 1,240,983 and 1,239,318 shares outstanding
       as of December 31, 2002 and September 30, 2002,
       respectively.                                                                          137,781           137,781
    Additional paid-in-capital                                                              6,060,616         6,037,703
    Retained earnings-substantially rstricted                                              12,888,198        12,891,928
    Unearned employee stock ownership plan
       (ESOP) shares                                                                         (145,276)         (161,802)
    Unearned compensation-restricted stock plan                                               (98,076)         (107,294)
    Accumulated other comprehensive income net of
       applicable income taxes of $917,492 and
       $851,378, respectively.                                                              1,781,014         1,652,676
    Treasury stock (136,827 and 138,492 shares at cost)                                    (1,295,329)       (1,310,110)
                                                                                          -----------       -----------
        Total stockholders' equity                                                         19,328,928        19,140,882

Total Liabilities and Stockholders' Equity                                                $77,939,417       $79,265,955
                                                                                          ===========       ===========

STATEMENTS OF INCOME
EUREKA BANK

                                         Three Months Ended December 31,
                                                   (Unaudited)
                                             2002                 2001
                                         ----------           ----------
Interest Income
    Loans                                $  939,868           $  961,173
    Investment securities                   215,148              192,276
    Mortgage-backed securities               38,877               60,794
                                         ----------           ----------

    Total interest income                 1,193,893            1,214,243

Interest Expense
    Deposits                                425,901              518,337
    FHLB advances                            14,209               14,209
    Other                                     1,937                4,200
                                         ----------           ----------

    Total interest expense                  442,047              536,746
                                         ----------           ----------

Net Interest Income                         751,846              677,497

Provision for Loan Losses                         0               11,000
                                         ----------           ----------

Net Interest Income after
  Provision for Loan Losses                 751,846              666,497

Other Income                                 31,792               25,066

Other Expenses
  Salaries and benefits                     267,310              216,847
  Occupancy expense                          49,294               47,390
  Computer expense                           25,833               20,855
  Legal and accounting                       43,632               31,194
  ESOP Contribution                          36,700               65,062
  Other                                      79,457               59,270
                                         ----------           ----------

  Total other expenses                      502,226              440,618
                                         ----------           ----------

Income Before Income Taxes                  281,412              250,945

Provision for Income Taxes                   66,000               63,567
                                         ----------           ----------

Net Income                               $  215,412           $  187,378
                                         ==========           ==========

Basic Earnings Per Share                 $     0.17           $     0.15
                                         ==========           ==========
Diluted Earnings Per Share               $     0.17           $     0.15
                                         ==========           ==========

STATEMENTS OF CASH FLOWS
EUREKA BANK

                                                                      Three Months Ended December 31,
                                                                               (Unaudited)
                                                                            2002           2001
                                                                        -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                              $   215,412    $   187,378
Adjustments to reconcile net cash from operating activities:
    Unearned ESOP shares                                                     49,079         58,397
    Compensation expense related to RSOP                                     19,281         20,704
    Depreciation                                                             26,907         26,617
    Provision for loan loss                                                       0         11,000
    Net accretion/amortization of discounts and premiums on
     mortgage-backed and investment securities                              (14,884)       (17,428)
    Unamortized loan fees and costs                                         (14,570)       (10,217)
Increase/(decrease) in cash due to changes in assets and liabilities:
    Other assets                                                             (9,646)         7,779
    Other liabilities                                                       106,652         95,189
                                                                        -----------    -----------
  Net Cash from Operating Activities                                        378,231        379,419

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities and redemption of securities
   held-to-maturity                                                               0      1,000,000
  Proceeds from redemption of FHLB stock                                    144,700              0
  Purchase of securities held-to-maturity                                  (750,000)             0
  Net increase in loans made to customers                                   (58,454)    (2,844,960)
  Net commercial leases (originated)/repaid                                 213,590     (1,016,411)
  Net paydowns in mortgage-backed securities                                335,463        289,450
  Premises and equipment expenditures                                             0        (10,763)
                                                                        -----------    -----------
  Net Cash Used by Investing Activities                                    (114,701)    (2,582,684)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposit accounts                            (1,892,941)     1,223,038
  Net increase in advances from borrowers for
   taxes and insurance                                                      202,412        217,169
  Repayment of ESOP loan                                                    (16,526)       (42,450)
  Reissuance of treasury stock                                               14,781              0
  Payment of dividends                                                     (219,142)      (159,378)
                                                                        -----------    -----------
  Net Cash from Financing Activities                                     (1,911,416)     1,238,379
                                                                        -----------    -----------

Net Change in Cash and Cash Equivalents                                  (1,647,886)      (964,886)

Cash and Cash Equivalents at Beginning of Period                          8,648,435      7,111,653
                                                                        -----------    -----------

Cash and Cash Equivalents at End of Period                              $ 7,000,549    $ 6,146,767
                                                                        ===========    ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE Cash paid during the period for:
      Interest on deposits and borrowings                               $   436,955    $   527,701
                                                                        ===========    ===========
      Income taxes                                                      $    55,265    $    17,635
                                                                        ===========    ===========

                                   EUREKA BANK
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE A -  BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB and, therefore, do not necessarily include all information that would be included in audited financial statements. The information furnished reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations. All such adjustments are of a normal recurring nature. The results of operations for the three months ended December 31, 2002, are not necessarily indicative of the results to be expected for the year ending September 30, 2003 or any other interim period. The interim financial statements and the following discussion should be read in conjunction with the financial statements and footnotes thereto included in Eureka Bank's (the "Bank") Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002.

Prior  period   accounts  were   reclassified   to  conform  to  current  period
classifications.

NOTE B - COMPREHENSIVE INCOME

For the three months ended December 31, 2002 and 2001, comprehensive income totaled $343,750 and $200,445, respectively.

NOTE C -AVAILABLE FOR SALE SECURITIES

The securities available for sale consisted of the following:

                                December 31, 2002
                                -----------------

                                  Gross         Gross
                   Amortized    Unrealized    Unrealized    Market
                      Cost        Gains         Losses      Value
                   ---------    ---------      -------     ---------

FHLMC preferred
 Stock             6,063,082      204,918      (90,000)    6,178,000

FHLMC voting
 common Stock         41,266    2,447,337           --     2,488,603
                   ---------    ---------      -------     ---------

  Totals:          6,104,348    2,652,255      (90,000)    8,666,603
                   =========    =========      =======     =========

The mortgage-backed securities available for sale consisted of the following:

                                December 31, 2002
                                -----------------

                                    Gross         Gross
                     Amortized    Unrealized    Unrealized    Market
                        Cost        Gains         Losses      Value
                     ---------    ---------      -------     ---------

GNMA certificates        4,160         195            --         4,355

FHLMC certificates     376,683      32,313            --       408,996

FNMA certificates    1,727,506     103,743            --     1,831,249
                     ---------     -------       -------     ---------

 Totals:             2,108,349     136,251            --     2,244,600
                     =========     =======       =======     =========



NOTE D - EARNINGS PER SHARE

Earnings per share are computed by dividing net income by the weighted average number of common shares and common stock equivalents outstanding during the period. Weighted average shares outstanding for the three month periods ended December 31, 2002, and 2001, were 1,223,663 and 1,214,443, respectively. For these periods, such shares do not include 14,527 and 21,576 shares, respectively, of Bank Common Stock purchased and held by the Bank's employee stock ownership plan ("ESOP") that were unallocated during those periods in accordance with SOP 93-6 "Employers Accounting for Employee Stock Ownership Plans" and SFAS 128 "Earnings Per Share".

NOTE E - SUBSEQUENT EVENTS

Agreement and Plan of Reorganization.

     At the Annual Meeting of Stockholders on January 27, 2003, the Bank's Stockholders approved an Agreement and Plan of Reorganization (the Plan or Reorganization), providing for the establishment of a mid-tier stock holding company. The Plan provided for the establishment of Eureka Financial Corp. (the Mid-Tier Stock Holding Company) as a stock holding company parent of the Bank; the Mid-Tier Stock Holding Company will be a majority owned subsidiary of Eureka Bancorp, MHC, the Bank's mutual holding company. The former holders of the common stock of the Bank will become stockholders of the Mid-Tier Stock Holding Company and each outstanding share of common stock (par value $.10 per share) of the Bank will be converted into shares of common stock of the Mid-Tier Stock Holding Company on a one-for-one basis. The Reorganization, which has received regulatory approval, is expected to be completed near the end of the first quarter of 2003.

               (c)  Exhibits

                    2.0     Agreement and Plan of Reorganization*
                    3.1     Federal Stock Charter*
                    3.2     Bylaws*
                    4.0     Form of Stock Certificate*
                    99      Press Release dated April 1, 2003*
                    ----------------------------------------------------

                 * Incorporated by reference to the identically numbered exhibit on Form 8-K filed with the Commission on April 1, 2003.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       Eureka Financial Corp.


Date:    April 24, 2003                By: /s/Edward F. Seserko
                                           -------------------------------------
                                           Edward F. Seserko
                                           President and Chief Executive Officer
                                           (Duly Authorized Officer)